UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2017

SOUTH JERSEY INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This current report on Form 8-K/A (the “Amendment”) amends the current report on Form 8-K dated 4/24/17 filed by South Jersey Industries Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “Original Form 8-K”) to disclose the final voting results of the Company’s 2017 Annual Meeting of Stockholders held on April 21, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of the Company’s named executive officers (“Say on Pay”). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d)          As previously reported in the Original Form 8-K and as recommended by the Company’s Board of Directors in the proxy statement for the 2017 Annual Meeting, in a non-binding advisory vote on the frequency of future Say on Pay at the 2017 Annual Meeting the shareholders voted as follows, 48,815,275 shares voted for one year, 660,245 shares voted for two years, 10,228,745 shares voted for three years, and 428,843 shares abstained. The Company has considered the outcome of this advisory vote and has determined that the Company will hold future Say on Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say on Pay. The next advisory vote regarding the frequency of Say on Pay is required to occur no later than the Company’s 2018 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

South Jersey Industries, Inc.

Date: June 20, 2017	/s/ Gina Merritt-Epps
Gina Merritt-Epps, Esq.
Senior Vice President, General Counsel & Corporate Secretary